Exhibit 10.6

Loan Amendment

This agreement made as of this 1st day of April 2016 by and between ______________________and Full Spectrum Inc. (the " Company").

WHEREAS on December 31, 2013 the Company entered into a Promissory Note Agreement (the "2013 Note") with __________whereby ____________ paid to the Company $250,000 in exchange of the 2013 Note of same principal value, which was to bear interest at a rate of 10% per annum and which was to be repaid in full on December 31, 2014.

WHEREAS the Company was unable to repay the 2013 Note by its maturity date and interest continued to accrue at 10% per annum.

WHEREAS on February 26, 2015, the Company made a payment to ___________on the 2013 Note of $50,000, of which $25,000 was applied to principal and $25,000 was applied to accrued interest.

WHEREAS on November 1, 2014, the Company entered into a Loan Agreement (the "201 4 Note") with___________________,whereby ____________paid to the Company $210,000 in exchange for the 2014 Note of same principal value, which was to bear a fixed interest payment of $16,800 and which was to be repaid in full on March 16, 2015.

WHEREAS the Company was unable to repay the 2014 Note by its maturity date and interest from March 16, 2015 was to accrue at a rate of 18% per annum per the original 2014 Note.

WHEREAS on September 15, 2015 the Company and ____________ agreed to decrease t11e interest rate from that date on the 2014 Note to 10% for nominal consideration.

NOW THEREFORE, the Company and _____________ have agreed that for both the 2013 Note and the 2014 Note that the aggregate outstanding remaining principal amount of $435,000 and aggregate remaining interest payable amount (as of December 31, 2015) of $66,349 shall continue to accrue interest at a rate of 10% per annum, and that such principal and interest shall become due and payable on April 1, 2017. The Company may elect to pay any or all outstanding principal and interest prior to April 1, 2017 without penalty.

FURTHERMORE, _____________ agrees to waive any existing defaults or penalties as of the date of this agreement. All other provisions of the 2013 Note and the 2014 Note shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed by their respective offices thereunto duly authorized, as of the date written above.

Full Spectrum Inc.

Name: Stewart Kantor
Title: Chief Executive Officer